As filed with the Securities and Exchange Commission on August 17, 2006
Registration No. 333-120649

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
International Lease Finance Corporation
(Exact name of registrant as specified in its charter)

California	22-3059110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067 (310) 788-1999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alan H. Lund,
Vice Chairman and Chief Financial Officer
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067 (310) 788-1999
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Richard A. Boehmer, Esq. O’Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 Telephone: (213) 430-6643 Fax: (213) 430-6407	Steven M. Ruskin, Esq. Morgan, Lewis & Bockius LLP 300 South Grand Avenue Twenty-Second Floor Los Angeles, California 90071 Telephone: (213) 612-2528 Fax: (213) 612-2554
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES
      On November 19, 2004, International Lease Finance Corporation (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-120649) to register the sale from time to time of up to $5,000,000,000 aggregate principal amount of debt securities of the Company.
      The Company is filing this Post-Effective Amendment No. 1 to deregister all the remaining unsold debt securities covered by such Registration Statement, which aggregate $645,000,000.

Signatures
       Pursuant to requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 17th day of August, 2006.

INTERNATIONAL LEASE
FINANCE CORPORATION

By:	John L. Plueger

John L. Plueger
President and
Chief Operating Officer
      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons on August 17, 2006 in the capacities indicated.

Signature	Title

*Steven F. Udvar-Hazy Steven F. Udvar-Hazy	Chairman of the Board, Chief Executive Officer and Director

John L. Plueger John L. Plueger	President, Chief Operating Officer and Director

*Alan H. Lund Alan H. Lund	Vice Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*Leslie L. Gonda Leslie L. Gonda	Chairman of the Executive Committee and Director

*Louis L. Gonda Louis L. Gonda	Director

Martin J. Sullivan	Director

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Signature	Title

*William N. Dooley William N. Dooley	Director

Steven J. Bensinger	Director

*By:	John L. Plueger John L. Plueger Attorney-in-fact

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